Exhibit 99.2

Planet Labs Announces Upsize and Pricing of Offering of $400,000,000 of 0.50% Convertible Senior Notes Due 2030

September 9, 2025

SAN FRANCISCO, Calif.--(BUSINESS WIRE)--September 9, 2025—Planet Labs PBC (NYSE:PL) today announced the pricing of $400,000,000 aggregate principal amount of 0.50% Convertible Senior Notes due 2030 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The size of the offering was increased from the previously announced offering size of $300,000,000 aggregate principal amount of the notes. Planet also granted the initial purchasers of the notes an option to purchase, for settlement within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $60,000,000 aggregate principal amount of the notes solely to cover over-allotments. The sale of the notes to the initial purchasers is expected to settle on September 12, 2025, subject to customary closing conditions.

The notes will be general, unsecured obligations of Planet. The notes will bear interest at a rate of 0.50% per year. Interest will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2026. The notes will mature on October 15, 2030, unless earlier converted, redeemed or repurchased. Planet may not redeem the notes prior to October 20, 2028. Planet may redeem for cash all or any portion of the notes, at its option, on or after October 20, 2028, if certain liquidity conditions have been satisfied and the last reported sale price of Planet’s Class A common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Planet provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Planet is not required to redeem or retire the notes periodically. Holders of the notes will have the right to require Planet to repurchase for cash all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be convertible at an initial conversion rate of 83.6715 shares of Planet’s Class A common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $11.95 per share, which represents a conversion premium of approximately 32.5% to the last reported sale price of $9.02 per share of Planet’s Class A common stock on The New York Stock Exchange on September 9, 2025).

Prior to the close of business on the business day immediately preceding July 15, 2030, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after July 15, 2030 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Planet’s Class A common stock, or a combination thereof, at Planet’s election.

Planet estimates that the net proceeds from the offering will be approximately $387.5 million (or approximately $445.8 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Planet. Planet intends to use $34.4 million of the net proceeds to pay the cost of the capped call transactions described below. Planet intends to use the remainder of the net proceeds from the offering for general corporate purposes.

In connection with the pricing of the notes, Planet entered into privately negotiated capped call transactions with an affiliate of one of the initial purchasers and certain other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments, the number of shares of Class A common stock underlying the notes sold in the offering. The capped call transactions are expected generally to reduce the potential dilution to Planet’s Class A common stock upon any conversion of notes and/or offset any cash payments Planet is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially $18.04 per share, which represents a premium of 100% over the last reported sale price of Planet’s Class A common stock of $9.02 per share on September 9, 2025 and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Planet expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties.

Planet has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Planet’s Class A common stock and/or enter into various derivative transactions with respect to Planet’s Class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Planet’s Class A common stock or the notes at that time. In addition, Planet has been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Planet’s Class A common stock and/or purchasing or selling shares of Planet’s Class A common stock or other securities of Planet in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during the observation period for conversions of notes occurring on or after July 15, 2030, (y) following any early conversion, repurchase, or redemption of the notes, in each case to the extent Planet unwinds a corresponding portion of the capped call transactions, or (z) if Planet otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or prevent an increase or a decrease in the market price of Planet’s Class A common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs following a conversion or during any observation period related to a conversion of the notes, it could affect the number of shares and value of the consideration that noteholders will receive upon conversion of the notes.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. Neither the notes nor the shares of Planet’s Class A common stock potentially issuable upon conversion of the notes, if any, have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

Investor Contact
Cleo Palmer-Poroner
Planet Investor Relations Team
ir@planet.com

Press Contact
Claire Bently Dale
Planet Communications Team
press@planet.com